UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 24, 2002


                              NATIONAL BEAUTY CORP.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)


            NEVADA               000-30212              13-3422912
            ---------------------------------------------------------
   (State or Other Jurisdiction   (Commission      (IRS Employer
        of Incorporation)          File Number)  Identification No.)

             4810 WEST COMMERCIAL BLVD. FT. LAUDERDALE FLORIDA 33319
             -------------------------------------------------------
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (954) 717-8680
                                                           --------------


          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 24, 2002, National Beauty Corp. ("National Beauty") closed under the Agreement and Plan of Merger with Zzyzx Zzazx Zzozx, Inc. ("ZZZI"). At closing, the assets of ZZZI consisted of $200,000 cash and a $550,000 promissory note due on or before February 20, 2002. At closing, ZZZI had liabilities of $50,000. All liabilities of ZZZI were discharged following the closing of the merger. As consideration for the merger, National Beauty issued 1,000 shares of its common stock to Coachworks Auto Leasing, a Nevada corporation, and 750 shares of newly created Series B 2% Convertible Preferred Stock of National Beauty to HEM Mutual Assurance LLC, a Colorado limited liability company. Prior to the transaction there were no material relationships between the sellers and National Beauty.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) The financial statements required will be filed by amendment within 60 days.

(b)  Pro  forma financial information will be filed by amendment within 60 days.

(c)  Exhibits.

Exhibit  No.     Description
------------     -----------
10.1.            Agreement and Plan of Merger between National Beauty Corp.
                 and Zzyzx Zzazx Zzozx, Inc.
10.2             Warrant to Purchase Common Stock of National Beauty Corp.
10.3             Certificate of Designation of the Rights And Preferences
                 of Series B 2%
                 Convertible Preferred Stock of National Beauty Corp.
10.4             Articles of Merger

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NATIONAL BEAUTY CORP.

Date:     October  30,  2002     By:/s/  Edward  A.  Roth
                                 ------------------------
                                 Name:  Edward  A.  Roth
                                 Title:  President  and Chief Executive Officer


Index to Exhibits

10.1 Agreement and Plan of Merger between National Beauty Corp. and Zzyzx Zzazx Zzozx, Inc.
10.2     Warrant to Purchase Common Stock of National Beauty Corp.
10.3 Certificate of Designation of the Rights And Preferences of Series B 2% Convertible Preferred Stock of National Beauty Corp.
10.4     Articles of Merger